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                                  EXHIBIT N.2

                 [SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD]

                                  June 1, 1998

Allied Capital Corporation
1666 K Street, N.W.
9th Floor
Washington, D.C.  20006

Ladies and Gentlemen:

           We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to our firm in the "Legal Matters" section of the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              SUTHERLAND, ASBILL & BRENNAN LLP

                                              By:       /s/ Steven B. Boehm
                                                 -------------------------------
                                                        Steven B. Boehm